Exhibit 99.1

Femasys Announces Positive Topline Data from Pivotal Trial for its FDA-Cleared FemaSeed® for the Treatment of Infertility

-- In the severe male factor cohort, findings show 24% of women became pregnant after FemaSeed --

-- FemaSeed pregnancy rate by cycle was more than double historic intrauterine insemination (IUI) rate --

-- Of those with a successful pregnancy, a majority required only one FemaSeed procedure --

-- No new safety concerns were reported --

ATLANTA, March 20, 2024 -- Femasys Inc. (NASDAQ: FEMY), a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic products, today announces topline data from its FemaSeed Localized Directional Insemination for artificial insemination pivotal trial (NCT04968847). The trial investigated its FemaSeed product in women with a variety of infertility factors with the primary efficacy analysis focused on the severe male factor infertility. FemaSeed, engineered to enhance fertilization by precisely delivering sperm into the fallopian tube, the site of conception, demonstrated 24% of women became pregnant after FemaSeed with severe male factor (1 million to 20 million total motile sperm count (TMSC)). In contrast, a 6.7% pregnancy rate by cycle was described in the literature for intrauterine insemination (IUI) with male factor (greater than 1 million TMSC)1. Although permitted to have multiple FemaSeed attempts, the majority of women who became pregnant did so after the first FemaSeed procedure. The poor IUI pregnancy rates for this infertility segment usually necessitates assisted reproductive approaches, such as in vitro fertilization (IVF) or intracytoplasmic sperm injection (ICSI).

“These impressive topline results for our now FDA-cleared FemaSeed, demonstrate significant progress in the treatment of infertility, while confirming its safety profile. The high overall rate of pregnancy for severe male factor, a significant and growing segment of infertility with sperm counts sharply declining around the world, supports FemaSeed’s positioning as a first-line treatment option, prior to costly and invasive assisted reproductive procedures, such as IVF and ICSI,” remarked Kathy Lee-Sepsick, CEO and founder of Femasys. “The pivotal trial amassed substantial prospective data in support of the safety and efficacy of FemaSeed as a groundbreaking advancement in artificial insemination. We are one step closer to achieving our goal of providing healthcare professionals with an ability to expand practice services by offering our safe, accessible, and cost-effective alternative to assisted reproductive approaches. With the infusion of capital at the end of 2023 providing funding into the second half of 2025, we are executing on our commercial plan to make FemaSeed available in the first half of this year to women and their physicians in the U.S.”

The majority of adverse events were reported as mild (n=127 subjects, 216 cycles). No new safety concerns were observed through the seven-week follow-up. All adverse events were consistent with those known for IUI. The pivotal trial was concluded prior to completing full enrollment due to Femasys receiving FDA clearance for FemaSeed under the 510(k) pathway in September 2023. The approved labeling includes women or couples wishing to become pregnant by way of intratubal insemination.

About Pivotal Trial (NCT04968847)

The prospective, multi-center, unblinded pivotal trial evaluated the safety and efficacy of FemaSeed® for artificial insemination in women with male factor, unexplained, or tubal factor infertility, as well as other female specific infertility factors. The trial evaluated multiple cohorts, including those with severe male factor infertility (1 million to 20 million TMSC). The primary endpoints were to determine the effectiveness (pregnancy rate) and safety over a period of seven weeks post-FemaSeed procedure. Women were permitted to receive multiple FemaSeed procedures, not to exceed six attempts. The trial was concluded prior to completing full enrollment due to the achievement of FDA clearance for FemaSeed under the 510(k) pathway.

About FemaSeed

FemaSeed® is an innovative advancement in artificial insemination, designed to enhance fertilization by precisely delivering sperm into the fallopian tube, the natural site of conception. It is intended to be a first-line therapeutic choice for infertile women, men, and couples seeking pregnancy through insemination, offering a safe, accessible, and cost-effective approach. FemaSeed is a revolutionary device that allows healthcare professionals an ability to expand practice services with a more affordable and safer alternative to assisted reproductive methods, such as in vitro fertilization (IVF) or intracytoplasmic sperm injection (ICSI). FemaSeed received U.S. FDA clearance (September 2023) and regulatory approval in Canada (April 2023). At the end of the fourth quarter of 2023, Femasys concluded a prospective, multi-center, unblinded pivotal clinical trial (NCT0468847) for those seeking intratubal insemination with FemaSeed. Adverse events were consistent with intrauterine insemination (IUI). Efficacy analysis focused on severe male factor (1 million to 20 million TMSC). In this population, pregnancy rate was 24% by subject (n=42) and 16% by cycle (n=62) after FemaSeed. In contrast, a 6.7% pregnancy rate by cycle was described in the literature for intrauterine insemination (IUI) with male factor (greater than 1 million TMSC).1 This topline data provides strong support for the on-going commercial launch, currently in progress. Femasys successfully completed the first commercial procedure using its innovative FemaSeed intratubal insemination device in March 2024. Learn more at www.femaseed.com.

About Femasys

Femasys is a leading biomedical company focused on addressing significant unmet needs of women worldwide with a broad portfolio of in-office, accessible, and innovative therapeutic and diagnostic solutions, including a lead revolutionary product candidate and FDA-cleared products. FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is FDA-cleared and has received regulatory approval in Canada. FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. Its diagnostic products include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. For more information visit www.femasys.com, or follow us on X, Facebook, and LinkedIn.

Reference

1.	Duran et al. (2002) Intrauterine insemination: a systematic review on determinants of success. Human Reproduction, vol.8, no. 4, pp. 373-384.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our products and product candidates; our ability to commercialize our products and product candidates, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors:
Gene Mannheimer
IR@femasys.com

Media Contact:
Kati Waldenburg
Media@femasys.com